EXHIBIT 99.1

FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	InterWest Partners VII, L.P.
InterWest Investors VII, L.P.
InterWest Management Partners VII, LLC

Harvey B. Cash
Philip T. Gianos
W. Scott Hedrick
W. Stephen Holmes
Arnold L. Oronsky
Thomas L. Rosch

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, CA 94025

Designated Filer:	InterWest Partners VII, L.P.

Issuer and Ticker Symbol:	Epocrates, Inc. (EPOC)

Date of Event:	February 1, 2011

Each of the following is a Joint Filer with InterWest Partners VII, L.P. (“IWP7”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

InterWest Management Partners VII, LLC (“IMP7”) is the general partner of IWP7 and InterWest Investors VII, L.P. (“IWI7”) and has sole voting and investment control over the shares owned by IWP7 and IWI7.  Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Arnold L. Oronsky and Thomas L. Rosch are managing directors of IMP7.  Gilbert H. Kliman, a managing director of IMP7 and a director of the Issuer, has filed a separate Form 3 in his own name.

All Reporting Persons disclaim beneficial ownership of shares of Epocrates, Inc. stock held by IMP7 and IWI7, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates InterWest Partners VII, L.P. as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting Person hereby appoints InterWest Management Partners VII, LLC as its attorney in fact for the purpose of making reports relating to transaction in Epocrates, Inc. Common Stock.

INTERWEST PARTNERS VII, L.P.		INTERWEST INVESTORS VII, L.P.

By:	InterWest Management Partners VII, LLC	By:	InterWest Management Partners VII, LLC
	Its General Partner		Its General Partner

By:	/s/ W. Stephen Holmes	By:	/s/ W. Stephen Holmes

Print Name:	W. Stephen Holmes	Print Name:	W. Stephen Holmes
	Managing Director		Managing Director

INTERWEST MANAGEMENT PARTNERS VII, LLC

By:	/s/ W. Stephen Holmes

Print Name:	W. Stephen Holmes
Managing Director

HARVEY B. CASH, an individual		W. STEPHEN HOLMES, an individual
By:	InterWest Management Partners VII, LLC,	By:	InterWest Management Partners VII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson, Attorney in Fact	By:	/s/ Karen A. Wilson, Attorney in Fact
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

PHILIP T. GIANOS, an individual		THOMAS L. ROSCH, an individual
By:	InterWest Management Partners VII, LLC,	By:	InterWest Management Partners VII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson, Attorney in Fact	By:	/s/ Karen A. Wilson, Attorney in Fact
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

W. SCOTT HEDRICK, an individual		ARNOLD L. ORONSKY, an individual
By:	InterWest Management Partners VII, LLC,	By:	InterWest Management Partners VII, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson, Attorney in Fact	By:	/s/ Karen A. Wilson, Attorney in Fact
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney